Oxysure Systems, Inc.
VOTING STOCK OPTION PLAN

Scope and Purpose of Plan

The purpose of the Plan is to provide an incentive for key employees and affiliates of Oxysure Systems, Inc. (the "Company") to remain in the service of the Company, to extend to them the opportunity to acquire a proprietary interest in the Company so that they will apply their best efforts for the benefit of the Company, and to aid the Company in attracting and retaining key personnel.

PARAGRAPH 1. Definitions.

1.1. "Act" shall mean the Securities Exchange Act of 1934, as amended or any similar or superseding statute or statutes.

1.2. "Administrator" shall mean the Board of Directors, or, if a committee is appointed pursuant to Paragraph 3 of the Plan by the Board of Directors to administer this Plan, such committee.

1.3. "Affiliates" shall mean (a) any entity, other than the Company, in an unbroken chain of entities ending with the Company if each of the entities, other than the Company, owns stock or other equity interests possessing fifty percent (50%) or more of the total combined voting power of all classes of stock or other equity interests in any of the other entities in such chain and (b) any entity, other than the Company, in an unbroken chain of entities beginning with the Company if each of the entities, other than the last entity in the unbroken chain, owns stock or other equity interests possessing fifty percent (50%) or more of the total combined voting power of all classes of stock or other equity interests in one of the other entities in such chain.

1.4. "Agreement" shall mean the written agreement between the Company and an Optionee evidencing the Options granted by the Company.

1.5. "Board of Directors" shall mean the Board of Directors of the Company.

1.6. "Shares" shall mean the Voting Common Stock of the Company, as more particularly described in the current Bylaws and Articles of Incorporation of the Company or any other securities that are substituted therefor as provided in Paragraph 6.5. hereof.

1.7. "Code" shall mean the Internal Revenue Code of 1986, as amended.

1.8. "Company" shall mean Oxysure Systems, Inc., a Delaware corporation.

1.9. "Disability" shall mean a total and permanent disability as defined in the Company's current long term disability plan or, if the Company has no long term disability plan in effect at the time of the Optionee's disability, as detennined by the Administrator in its sole discretion.

1.10. "Eligible Individuals" shall mean those employees designated by the Board of Directors as key employees of the Company.

1.11. "Fair Market Value" of a Shares on a particular date shall be the closing price for such Shares on such date (or, if the date is not a business day, then on the next preceding business day), which shall be: (i) if the Shares are listed or admitted for trading on any United States national securities exchange, the last reported sale price for the Shares on such exchange as reported in any newspaper of general circulation; (ii) if the Shares are quoted on NASDAQ or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of the Shares on such system; or (iii) if neither clause (i) nor (ii) is applicable, a value determined by any fair and reasonable means prescribed by the Board of Directors.

1.12. "Optionee" shall mean an Eligible Individual to whom an Option has been granted.

1.13. "Options" shall mean voting common stock options granted under this Plan;

1.14. "Plan" shall mean the Oxysure Systems, Inc. Voting Stock Option Plan.

1.15. "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar or superseding statute or statutes.

PARAGRAPH 2. Shares and Maximum Number of Shares Subject to the Plan.

2.1.           Description of Shares and Maximum Shares Allocated. The Shares which may be issued upon the exercise of an Option may either be unissued or reacquired Shares, as the Board of Directors may, in its sole and absolute discretion, from time to time determine.

Subject to the adjustments provided in Paragraph 6.5 hereof, the aggregate number of Shares to be issued pursuant to the exercise of all Options granted under the Plan may equal but shall not exceed 5,000,000 Shares.

2.2.           Restoration of Unpurchased Shares. If an Option granted under the Plan expires or terminates for any reason during the term of this Plan and prior to the exercise of the Option in full, the Shares subject to, but not issued under, such Option shall again be available for future Options granted under the Plan after such Shares become available again.

PARAGRAPH 3. Administration of the Plan.

3.1. Committee. The Plan shall be administered by the Administrator. If a committee is appointed, the committee shall consist of not less than three individuals appointed by the Board of Directors.

3.2. Duration, Removal, Etc. If a committee has been appointed pursuant to Paragraph 3.1. hereof, the members of the committee shall serve at the pleasure of the Board of Directors, which shall have the power, at any time and from time to time, to remove members from the committee, or to add members to the committee. Vacancies on the committee, however caused, shall be filled by action of the Board of Directors.

3.3. Meetings and Actions of Administrator. The Administrator, if a committee, shall elect one of its members as its chairman and shall hold its meetings at such times and places as it may determine. All decisions and determinations of the committee shall be made by the majority vote or decision of all of its members present at a meeting; provided, however, that any decision or determination reduced to writing and signed by all of the members of the Administrator shall be as fully effective as if it had been made at a meeting duly called and held. The committee may make any rules and regulations for the conduct of its business that are not inconsistent with the provisions of this Plan and with the Company's Bylaws, as may be amended from time to time, as the committee may deem advisable.

3.4. Administrator's Powers. Subject to the express provisions of this Plan, the Administrator shall have the authority, in its sole and absolute discretion, (a) to adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (b) to determine the terms and provisions of the respective Agreements (which need not be identical), including provisions defining or otherwise relating to (i) subject to Paragraph 6 hereof, the term and the period or periods and extent of exercisability of the Options, (ii) the extent to which the transferability of Shares issued upon exercise of Options is restricted, (iii) the effect of termination of employment upon the exercisability of the Options, and (iv) the effect of approved leaves of absence; (c) to accelerate the time of exercisability of any Option that has been granted; (d) to construe the terms of any Agreement and the Plan; and (e) to make all other determinations and perform all other acts necessary or advisable for adrninistering the Plan, including the delegation of such ministerial acts and responsibilities as the Administrator deems appropriate. The Administrator may correct any defect, supply any terms that were previously omitted, or reconcile any inconsistency in the Plan or in any Agreement in the manner and to the extent the Administrator shall deem it expedient to carry the Plan into effect, and the Administrator shall be the sole and final judge of such expediency. The Administrator shall have full discretion to make all determinations on the matters referred to in this Paragraph, and such determinations shall be final, binding, and conclusive.

PARAGRAPH 4. Eligibility and Participation.

4.1. Eligible Individuals. Options may be granted under the Plan only to persons who are Eligible Individuals at the time of grant of the Options.

4.2. No Right to Option. The adoption of the Plan shall not be deemed to give any person a right to be granted an Option.

PARAGRAPH 5. Grant of Options and Certain Terms of the Agreements.

5.1 Award Criteria. The Board of Directors shall determine, in its sole discretion, which Eligible Individuals shall be granted Options under the Plan from time to time. The Board of Directors shall also determine the exercise price and the number of Shares subject to each of such

Options and shall authorize and cause the Company to grant Options in accordance with such determinations.

5.2      Grant. The date on which the Board of Directors completes all action constituting an offer of an Option to an individual, including the specification of the exercise price, vesting schedule, and the number of Shares to be subject to the Option, shall be the date on which the Option covered by an Agreement is granted, even though certain terms of the Agreement may not be at such time determined and even though the Agreement may not be executed until a later time. In no event, however, shall an Optionee gain any rights in addition to those specified by the Board of Directors in its grant, regardless of the time that may pass between the grant of the Option and the actual execution of the Agreement by the Company and the Optionee.
Each Option granted under the Plan shall be evidenced by an Agreement, executed by the Company and the Eligible Individual to whom the Option is granted, incorporating such terms as the Administrator shall deem necessary or desirable. More than one Option may be granted to the same Eligible Individual and be outstanding concurrently. In the event an Eligible Individual is granted more than one Option, such grants shall be evidenced by separate Agreements.

5.3      Forfeiture and Transferability Restrictions. Each Agreement may contain or otherwise provide for conditions giving rise to the forfeiture of the Shares acquired pursuant to an Option granted under the Plan and for such restrictions on the transferability of Shares acquired pursuant to an Option as the Board of Directors or Administrator, in their sole and absolute discretion, shall deem proper or advisable. Such conditions giving rise to forfeiture may include, but need not be limited to, the requirement that the Optionee render substantial services to the Company for a specified period of time. Such restrictions on transferability may include, but need not be limited to, options and rights of first refusal in favor of the Company and members of the Company.

PARAGRAPH 6. Terms and Conditions of Options.

All Options granted under the Plan shall comply with, be deemed to include, and shall be subject to the following terms and conditions:

6.1. Number of Shares. Each Agreement shall state the number of Shares to which it relates.

6.2. Exercise Price. Each Agreement shall state the exercise price per Share. Subject to the adjustments provided in Paragraph 6.5. hereof, the exercise price per Share subject to any Option shall be determined by the Board of Directors as provided in Paragraph 5.1. hereof

6.3. Medium and Time of Payment, Method of Exercise, and Withholding Taxes. The exercise price of an Option shall be payable upon the exercise of the Option

(a) in cash, or

(b) by certified or cashier's check payable to the order of the Company.

Exercise of an Option shall not be effective until the Company has received written notice of exercise. Such notice must specify the number of whole Shares to be purchased and be accompanied by payment in full of the aggregate exercise price of the number of shares purchased. The Company shall not in any case be required to sell, issue, or deliver a fractional Share with respect to any Option.

The Administrator may, in its discretion, require an Optionee to pay to the Company at the time of exercise of an Option (or portion of an Option) the amount that the Company deems necessary to satisfy its obligation to withhold federal, state, or local income or other taxes incurred by reason of the exercise. If the exercise of an Option does not give rise to an obligation to withhold federal income or other taxes on the date of exercise, the Administrator may, in its discretion, require an Optionee to place Shares purchased under the Option in escrow for the benefit of the Company until such time as federal income or other tax withholding is no longer required with respect to such Shares or until such withholding is required on amounts included in the gross income of the Optionee as a result of the exercise of an Option or the disposition of Shares acquired pursuant to the exercise. At such later time, the Administrator, in its discretion, may require an Optionee to pay to the Company the amount that the Company deems necessary to satisfy its obligation to withhold federal, state, or local income or other taxes incurred by reason of the exercise of the Option or the disposition of Shares. Upon receipt of such payment by the Company, such Shares shall be released from escrow to the Optionee.

6.4.    Term, Time of Exercise, and Transferability of Options, hi addition to such other terms and conditions as may be included in a particular Agreement granting an Option, an Option shall be exercisable during an Optionee's lifetime only by the Optionee or by the Optionee's guardian or legal representative.

The Administrator shall have the authority to prescribe in any Agreement a vesting schedule that governs when the Option becomes exercisable, except that all Options shall become fully vested and exercisable immediately upon the occurrence of a Change in Control as defined in Paragraph 6.5. The Optionee's Voting Stock Option Agreement shall prescribe a vesting and exercise schedule.

An Option shall not be transferable other than by will or the laws of descent and distribution.

The provisions of the remainder of this Paragraph shall apply to the extent an Optionee's Agreement does not expressly provide otherwise. If an Optionee ceases to be an Eligible Individual for any reason other than death or Disability, the Option shall terminate ninety (90) days after such Optionee ceases to be an Eligible Individual. If an Optionee ceases to be an Eligible Individual by reason of Disability, the Optionee shall have the right for six (6) months after the date of Disability to exercise an Option to the extent such Option is exercisable on the date of his Disability. If an Optionee ceases to be an Eligible Individual by reason of death, Optionee's designated beneficiary shall have the right for six (6) months after the date of death to exercise the Option, to the extent such Option is exercisable on the date of death. At the end of such ninety (90) day or six (6) month period, as applicable, the Option shall terminate and cease to be exercisable. Each Optionee shall have the right to designate a beneficiary on the form provided by the Administrator. If no beneficiary is designated, Optionee's estate shall have the rights of a beneficiary. No Option shall be exercisable after the expiration of five (5) years from the date it is vested (the "Maximum Term"). Notwithstanding any other provision of this Plan or in any Agreement, all Options shall become fully vested and exercisable in accord with the schedule prescribed in the Optionee's Voting Stock Option Agreement.

The portion of the Option that is not exercisable on the date the Optionee ceases to be an Eligible Individual shall terminate and be forfeited to the Company on the date of such cessation. Notwithstanding the previous sentence, if the Optionee ceases to be an Eligible Individual by reason of death, any Options held by such Optionee shall be exercisable in full on the date such Optionee ceases to be an Eligible Individual, and no portion of an Option held by such deceased Optionee shall terminate or forfeit on the date such Optionee ceases to be an Eligible Individual.

The Administrator shall have the authority to prescribe in any Agreement that the Option evidenced by the Agreement may be exercised in full or in part as to any number of Shares subject to the Option at any time or from time to time during the term of the Option, or in such installments at such times during said term as the Administrator may prescribe. Except as provided above and unless otherwise provided in any Agreement, the vested portion of an Option may be exercised at any time or from time to time during the term of the Option. Such exercise maybe as to any or all whole (but no fractional) Shares which have become purchasable under the Option.

Within a reasonable time (or such time as may be permitted by law) after the Company receives written notice that the Optionee has elected to exercise all or a portion of an Option, such notice to be accompanied by payment in full of the aggregate Option exercise price of the number of Shares purchased, the Company shall issue and deliver a certificate representing the Shares acquired in consequence of the exercise and any other amounts payable in consequence of such exercise. The number of Shares transferable due to an exercise of an Option under this Plan shall not be increased due to the passage of time, except as may be provided in an Agreement; provided, however, the number of such Shares which are transferable may increase due to the occurrence of certain events which are fully described in Paragraph 6.5. hereof.
Nothing in the Plan or in any Option granted under the Plan shall require the Company to issue any Shares upon exercise of any Option if such issuance would, in the reasonable judgment of the Administrator based upon the advice of counsel for the Company, constitute a violation of the Securities Act, or any other applicable statute or regulation, as then in effect. At the time of any exercise of an Option, the Company may, as a condition precedent to the exercise of such Option, require from the Optionee (or in the event of his death, his legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning his intentions with regard to the retention or disposition of the Shares being acquired by exercise of such Option and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, maybe necessary to ensure that any disposition by such Optionee (or in the event of his death, his legal representatives, heirs, legatees, or distributees), will not involve a violation of the Securities Act or any other applicable state or federal statute or regulation, as then in effect. Certificates for Shares, when issued, may have the following or similar legend, or statements of other applicable restrictions, endorsed on them, and may not be immediately transferable:

The Shares evidenced by this certificate have been issued to the registered owner in reliance upon written representations that these Shares have been purchased for investment. These Shares have not been registered under the Securities Act of 1933, as amended, or any applicable state securities laws, in reliance upon an exemption from registration. Without such registration, these Shares may not be sold, transferred, assigned or otherwise disposed of unless, in the opinion of the Company and its legal counsel, such sale, transfer, assignment, or disposition will not be in violation of the Securities Act of 1933, as amended, applicable rules and regulations of the Securities and Exchange Commission, and any applicable state securities laws.

6.5.    Adjustments Upon Changes in Capitalization, Merger, Etc. Notwithstanding any other provision in the Plan to the contrary, in the event of any change in the number of outstanding Shares:

(a) effected without receipt of consideration by the Company by reason of a Share dividend, split, combination, exchange of Shares or other ownership interests, merger, or other recapitalization, in which the Company is the surviving entity, or

(b) by reason of a spin-off of a part of the Company into a separate entity, or assumptions and conversions of outstanding grants due to an acquisition by the Company of a separate entity,

(1) the aggregate number of the reserved Shares, (2) the number of Shares subject to each outstanding Option, and (3) the exercise price of each outstanding Option, shall be automatically adjusted to accurately and equitably reflect the effect of such change. In the event of a dispute concerning such adjustment, the Administrator has full discretion to determine the resolution of the dispute. Such determination shall be final, binding, and conclusive. Furthermore, the number of reserved Shares or the number of Shares subject to any outstanding Option shall be automatically reduced to the extent necessary to eliminate any fractional shares.

The following provisions of this Paragraph shall apply unless an Optionee's Agreement provides otherwise. In the event of:

(a) a change in the ownership of the common stockholders of the Company where an entity, person, or group acting in concert (a "Person") as described in Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), holds or acquires, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of such portion of Common Stockholders of the Company as constitutes fifty percent (50%) or more of the combined voting power of the Company's then outstanding common stockholders then entitled to vote generally in the election of directors,

(b) a change in the Board of Directors such that the persons who were members of the Board of Directors of the Company immediately prior to a tender offer, exchange offer, contested election, or any combination of the foregoing, cease to constitute a majority of the Board of Directors,

(c) the adoption by the Board of Directors of the Company of a merger, consolidation, or reorganization plan involving the Company in which the Company is not the surviving entity, or a sale of all or substantially all of the assets of the Company. For purposes of this Plan, a sale of all or substantially all of the assets of the Company shall be deemed to occur if any Person acquires (or during the 12-month period ending on the date of the most recent acquisition by such Person, has acquired) gross assets of the Company that have an aggregate fair market value equal to fifty percent (50%) of the fair market value of all of the gross assets of the Company immediately prior to such acquisition or acquisitions,

(d) a tender offer or exchange offer made by any Person which, if successfully completed, would result in such Person beneficially owning (within the meaning of Rule 13d-3 promulgated under the Exchange Act) either fifty percent (50%) or more of the Company's outstanding shares of common stockholders or shares of common stockholders' having fifty percent (50%) or more of the combined voting power of the Company's then outstanding common stockholders (other than an offer made by the Company), and sufficient shares are acquired under the offer to cause such person to own fifty percent (50%) or more of the voting power, or

(e) any other transactions or series of related transactions occurring which have substantially the same effect as the transactions specified in any of the preceding clauses of this Paragraph,

(a "Change in Control"), all options shall fully vest and the Board of Directors, in its sole discretion, may, as of the effective time of such transaction, either (1) change the Shares subject to the Options to another kind of common stockholders (including substitution of shares or shares of another entity) and exercise price in the manner it deems appropriate, or (2) purchase the Options from each Optionee by tendering cash equal to the Fair Market Value of the Shares represented by the Options less the exercise price of the Option specified in each Agreement, without regard to the determination as to the periods and installments of exercisability made pursuant to an Optionee's Agreement, if (and only if) such Options have not at that time expired or been terminated.

6.6. Rights as a Stockholder. An Optionee shall have no right as a stockholder with respect to any Shares covered by his Option until a certificate representing such Shares is issued to him. Upon issuance of one or more certificates representing any such Shares upon exercise of an Option, the Optionee shall become a stockholder but shall only be vested with the limited rights accorded to a shareholder pursuant to the current Bylaws of the Company. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash or other property), distributions, or other rights for which the record date is prior to the date such certificate is issued, except as provided in Paragraph 6.5. hereof.

6.7. Modification, Extension, and Renewal of Options. Subject to the terms and conditions of, and within the limitations of, the Plan, the Administrator may modify, extend, or renew outstanding Options granted under the Plan or accept the surrender of Options outstanding under the Plan (to the extent not previously exercised) and authorize the granting of substitute

Options (to the extent not previously exercised). The Administrator may not, however, without the consent of the Optionee, modify any outstanding Options so as to specify a higher or lower exercise price or number of Shares. In addition, no modification of an Option granted under the Plan shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option previously granted under the Plan to such Optionee under the Plan.

6.8. Furnish Information. Each Optionee shall furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.

6.9. Obligation to Exercise; Termination of Employment. The granting of an Option under the Plan shall impose no obligation upon the Optionee to exercise it or any part of it. In the event of an Optionee's termination of employment with the Company or an Affiliate, the unexercised portion of an Option granted under the Plan shall terminate in accordance with Paragraph 6.4.hereof.

6.10. Agreement Provisions. The Agreements authorized under the Plan shall contain such provisions in addition to those required by the Plan (including, without limitation, restrictions or the removal of restrictions upon the exercise of the Option and the retention or transfer of shares thereby acquired) as the Administrator shall deem advisable.

PARAGRAPH 7. Remedies and Specific Performance.

7.1. Remedies. The Company shall be entitled to recover from an Optionee reasonable attorneys' fees incurred in connection with the enforcement of the terms and provisions of the Plan and any Agreement, whether by an action to enforce specific performance, or an action for damages for its breach or otherwise.

7.2. Specific Performance. The Company shall be entitled to enforce the terms and provisions of this Paragraph, including the remedy of specific performance, in Collin County, Texas.

PARAGRAPH 8. Duration of Plan.

No Options maybe granted under the Plan more than ten (10) years after the date the Plan is adopted.

PARAGRAPH 9. Amendment and Termination of Plan.

The Board of Directors may at any time terminate or from time to time amend or suspend the Plan. No Option may be granted during any suspension of the Plan or after the Plan has been terminated.

PARAGRAPH 10. General

10.1. Application of Funds. The proceeds received by the Company from the sale of Shares pursuant to Options shall be used for general Company purposes.

10.2. Right of the Company and Affiliates to Terminate Employment. Nothing contained in the Plan, or in any agreement, shall confer upon any Optionee the right to continue in the employ of the Company, or interfere in any way with the rights of the Company to terminate his employment any time.

10.3. Liability of the Company. Neither the Company, nor any of its Affiliates, directors, officers, or employees, nor any member of the Administrator, shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any Option granted under it, and members of the Board of Directors and the Administrator shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, or expense (including attorneys' fees, the costs of settling any suit (provided such settlement is approved by independent legal counsel selected by the Company), and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising from such claim, loss, etc. to the full extent permitted by law and under any directors' and officers' liability or similar insurance coverage that may from time to time be in effect.

10.4. Information Confidential. As partial consideration for the granting of each Option under the Plan, the Agreement may, in the Administrator's sole and absolute discretion, provide that the Optionee shall agree with the Company that he will keep confidential all information and knowledge that he has relating to the manner and amount of his participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Optionee's spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan. In the event any breach of this promise comes to the attention of the Administrator, it shall take into consideration such breach, in determining whether to recommend the grant of any future Option to such Optionee, as a factor militating against the advisability of granting any such future Option to such individual.

10.5. Other Benefits. Participation in the Plan shall not preclude the Optionee from eligibility in any other common stockholders option or stock option plan of the Company or any Affiliate or any old age benefit, insurance, pension, profit sharing, retirement, bonus, or other extra compensation plans which the Company or any Affiliate has adopted, or may, at any time, adopt for the benefit of its employees.

10.6. Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of Shares to the Optionee, or to his legal representative, heir, legatee, or distributee, in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims of such persons under the Plan. The Administrator may require any Optionee, legal representative, heir, legatee, or distributee, as a condition precedent to such payment, to execute a release and receipt for such payment in such form as it shall determine.

10.7. No Guarantee of Shares. Neither the Administrator nor the Company guarantees the Shares from loss or depreciation. In that regard, each Optionee hereby acknowledges that the value of the Shares are extremely speculative and no guarantee whatsoever concerning the financial prospects of the Company can be made. Each Optionee should consult his advisors concerning the financial and other aspects of the Plan.

10.8. Payment of Expenses. All expenses incident to the administration, termination, or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Company or its Affiliates; provided, however, the Company or an Affiliate may recover any and all damages, fees, expenses, and costs arising out of any actions taken by the Company or an Affiliate to enforce its rights under the Plan.

10.9. Company Records. Records of the Company regarding the Optionee's period of employment, termination of employment and the reason for such termination, leaves of absence, re-employment, and other matters shall be conclusive for all purposes under the Plan, unless determined by the Administrator to be incorrect.

10.10. Information. The Company shall, upon request or as may be specifically required under the Plan, furnish or cause to be furnished all of the information or documentation that is necessary or required by the Administrator to perform its duties and functions under the Plan.

10.11. Company Action. Any action required of the Company relating to the Plan shall be by resolution of its Board of Directors or by a person authorized to act by resolution of the Board of Directors.

10.12. Severability. If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, but such provision shall be fully severable, and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included in the Plan.

10.13. Notices. Whenever any notice is required or permitted under the Plan, such notice must be in writing and personally delivered, telecopied (if confirmed), or sent by mail or by a nationally recognized courier service. Any notice required or permitted to be delivered under this Agreement shall be deemed to be delivered on the date on which it is personally delivered, or, if mailed, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has previously specified by written notice delivered in accordance with this Paragraph or, if by courier, twenty-four (24) hours after it is sent, addressed as described in this Paragraph. The Company or an Optionee may change, at any time and from time to time, by written notice to the other, the address which it or he had previously specified for receiving notices. Until changed in accordance with the Plan, the Company and each Optionee shall specify as its and his address for receiving notices the address set forth in the Agreement pertaining to the shares to which such notice relates.

10.14. Waiver of Notice. Any person entitled to notice under the Plan may waive such notice.

10.15. Successors. The Plan shall be binding upon the Optionee, his legal representatives, heirs, legatees, and distributees, upon the Company, its successors, and assigns, and upon the Administrator, and its successors.

10.16. Headings. The titles and headings of Paragraphs are included for convenience of reference only and are not to be considered in construction of the Plan's provisions.

10.17. Governing Law. All questions arising with respect to the provisions of the Plan shall be determined by application of the laws of the State of Texas except to the extent Texas law is preempted by federal law. Questions arising with respect to the provisions of an Agreement that are matters of contract law shall be governed by the laws of the state specified in the Agreement, except to the extent preempted by federal law and except to the extent that the provisions of Delaware Code Annotated Title 6, Sections 18-101 to 18-1109 conflict with the contract law of such state, in which event the provisions ofDelaware Code Annotated Title 6, Sections 18-101 to 18-1109 shall govern. The obligation of the Company to sell and deliver Shares under the Plan is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Common Stockholders.

10.18. Word Usage. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Plan dictates, the plural shall be read as the singular and the singular as the plural.

PARAGRAPH 11. Effective Date.

The Plan shall take effect on February 1, 2004, the date it was adopted by the Board of Directors.

IN WITNESS WHEREOF, Oxysure Systems, Inc., acting by and through its duly authorized officer, has executed this Plan on this the _lst________________day of________________February______________, 2004.

Oxysure Systems, Inc.

By: